Exhibit 4.372

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 165886 dated September 25, 2018

For Rendering

Telecommunication services for Cable Broadcasting

This License is granted to

Limited Liability Company

Network (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1072635008269

Tax Identification Number (TIN)

2635100562

Location address (place of residence):

11, Tuhachevskogo str., Stavropol, Stavropol region, 355040

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until September 25, 2023.

This License is granted by decision of the licensing body - Order dated June 09, 2018 No. 392-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 103045